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                                                                    EXHIBIT 16.2
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[McGladrey & Pullen, LLP letterhead]




                               September 24, 1999



Securities and Exchange Commission
Washington, DC  20549



We were previously the independent accountants for N-Viro International Corporation, and on March 5, 1999 we reported on the consolidated financial statements of N-Viro International Corporation and subsidiaries as of and for the two years ended December 31, 1998. On September 21, 1999, we resigned as independent accountants of N-Viro International Corporation.

We have read N-Viro International Corporation's statements included under Item 4 of its Form 8-K, dated September 23, 1999, and we agree with such statements.





                                              /s/ McGladrey & Pullen, LLP
                                              ---------------------------
                                              McGLADREY & PULLEN, LLP